Exhibit 99.1

DSP Group, Inc. Reports Second Quarter 2013 Earnings

SAN JOSE, Calif., July 29, 2013 - DSP Group®, Inc. (NASDAQ: DSPG), a leading global provider of wireless chipset solutions for converged communications, announced today its results for the second quarter ended June 30, 2013.

Financial Results Highlights:

•	Q2 revenues of $40.7 million, up 3% sequentially, at high end of guidance

•	Company achieved second consecutive quarter of positive GAAP operating income

•	Non-GAAP gross margins of 39.9%, at the high end of guidance

•	EBITDA increased for seventh consecutive quarter to $3.4 million, or 8% of revenues

•	Non-GAAP net income increased to $3.5 million, reaching 9% of revenues

•	GAAP diluted EPS of $0.03 and non-GAAP diluted EPS of $0.15

Management Comments:

Commenting on the results, Ofer Elyakim, CEO of DSP Group, stated, “We are pleased with our second quarter financial performance, which exceeded our guidance in almost every financial metric. Our ability to maintain GAAP operating profitability, which included non-recurring proxy-related costs, is a powerful demonstration of our successful operational turnaround.

During the second quarter we continued our investments in new product initiatives, and have made important progress with key customers’ projects that have reached mass shipment phase. Additionally, we secured additional important design wins across our new platforms.”

Mr. Elyakim added, “We continue to focus on generating positive operating profitability, as our track record has shown, and in executing our business plan in a prudent manner as we expand our reach beyond cordless telephony products to new product lines and market domains that will bring new revenue streams to DSP Group in the longer term.”

Product Highlights:

•	DSP Group secured two additional design wins for its DVF99 VoIP processor, with two leading OEMs

•	Orange’s new line of LiveboxTM home gateways integrate DSP Group’s DECT CAT-iq solutions

•	Mindspeed’s Comcerto 2000 network processor integrated DSP Group’s DECT-ULE (Ultra Low Energy) to serve the wireless home initiative

•	Intelbras, Latin America’s market leader chose DSP Group’s VoIP platform to power its IP phones

•	DSP Group’s DECT CAT-iq 2.0 SoC enables HD voice for the cable modem market with Intel’s Puma-based gateways

•	DSP Group and Sensory have jointly developed a voice activation solution for smartphones and wearable devices

2013 Second Quarter results:

GAAP Results:

Net income for the second quarter of 2013 was $750,000 on revenues of $40,692,000, compared to a net loss of $2,224,000 on revenues of $44,191,000 for the same period last year. Earnings per share for the second quarter of 2013 were $0.03 per share, as compared to a loss per share of $0.10 per share for the second quarter of 2012.

Non-GAAP Results:

Non-GAAP net income and diluted EPS for the second quarter of 2013 were $3,520,000 and $0.15 per share, respectively, as compared to non-GAAP net income of $520,000 and non-GAAP diluted EPS of $0.02 per share for the second quarter of 2012. Non-GAAP net income and diluted EPS for the second quarter of 2013 excluded the impact of amortization of acquired intangible assets of $418,000 associated with the CIPT and BoneTone acquisitions, equity-based compensation expenses of $1,045,000, amortization of deferred tax liability related to intangible assets acquired with the acquisition of BoneTone communications in the amount of $96,000 and proxy contest related expenses of $1,403,000.

Non-GAAP net income and diluted EPS for the second quarter of 2012 excluded the impact of amortization of acquired intangible assets of $593,000 associated with the CIPT and BoneTone acquisitions, equity-based compensation expenses of $1,458,000 and restructuring expenses of $693,000.

Earnings conference call:

DSP Group will discuss its second quarter financial results, along with its outlook and guidance for the third quarter of 2013, on its conference call at 8:30 a.m. ET today and invites you to listen to a live broadcast over the Internet. The broadcast can be accessed by all interested parties through the Investor Relations section (investor message board) of DSP Group’s Web site at www.dspg.com or link to: http://www.media-server.com/m/p/oypasa52

If you cannot join the call, please listen to the replay, which will be available for one week after the call on DSP Group’s Web site or by calling the following numbers:

—US Dial-In # +1 347 366 9565 (passcode: 4817060#)

—International Dial-In # +44 203 427 0598 (passcode: 4817060#)

For more information, please contact Christopher Basta, Director of Investor Relations at:

Office: 1-408-240-6844, Cell: 1-631-796-5644, Email: chris.basta@dspg.com

Presentation on non-GAAP Net Income Calculation

The Company believes that the non-GAAP presentation of net income and diluted EPS presented in this press release is useful to investors in comparing results for the quarter ended June 30, 2013 to the same period in 2012 because the exclusion of the above noted expenses may provide a more meaningful analysis of the Company’s core operating results. Further, the Company believes it is useful to investors to understand how the expenses associated with equity-based compensations expenses are reflected on its statements of income.

Forward Looking Statements

This press release contains statements that qualify as “forward-looking statements” under the Private Securities Litigation Reform Act of 1995, including Mr. Elyakim’s statements about the Company’s optimism regarding the business turnaround and focus on generating positive operating profitability. In addition, the events described in these forward-looking statements may not actually arise as a result of various factors, including the timing and ability of the consumer electronics and DECT markets to recover and the corresponding recovery of DSP Group’s customers; unexpected delays in the commercial launch of new products; the impact of reductions in lead times and inventory levels by DSP Group customers and their customers; slower than expected change in the nature of residential communications domain; DSP Group’s inability to develop and produce new products at competitive costs and in a timely manner or failure of such products to achieve broad market acceptance; DSP Group’s ability to control operating costs; and general market demand for products that incorporate DSP Group’s technology in the market. These factors and other factors which may affect future operating results or DSP Group’s stock price are discussed under “RISK FACTORS” in the Form 10-K for fiscal 2012 as well as other reports DSP Group has filed with the Securities and Exchange Commission and which are available on DSP Group’s Web site (www.dspg.com) under Investor Relations.

About DSP Group

DSP Group®, Inc. (NASDAQ: DSPG) is a leading global provider of wireless chipset solutions for converged communications. Delivering semiconductor system solutions with software and reference designs, DSP Group enables OEMs/ODMs, consumer electronics (CE) manufacturers and service providers to cost-effectively develop new revenue-generating products with fast time to market. At the forefront of semiconductor innovation and operational excellence for over two decades, DSP Group provides a broad portfolio of wireless chipsets integrating DECT/CAT-iq, DECT ULE, Wi-Fi, PSTN, HDClear™, video and VoIP technologies. DSP Group enables converged voice, audio, video and data connectivity across diverse mobile, consumer and enterprise products – from mobile devices, connected multimedia screens, and home automation & security to cordless phones, VoIP systems, and home gateways. Leveraging industry-leading experience and expertise, DSP Group partners with CE manufacturers and service providers to shape the future of converged communications at home, office and on the go. For more information, visit www.dspg.com

DSP GROUP, INC.

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenues	$40,692	$44,191	$80,342	$87,695
Cost of revenues	24,530	27,680	48,474	55,206

Gross profit	16,162	16,511	31,868	32,489
Operating expenses:
Research and development, net	9,183	11,421	18,334	23,397
Sales and marketing	2,674	3,761	5,725	7,795
General and administrative	3,848	2,803	6,470	5,831
Amortization of intangible assets	418	593	836	1,186
Restructuring expenses (income)	—	693	—	693

Total operating expenses	16,123	19,271	31,365	38,902

Operating income (loss)	39	(2,760)	503	(6,413)

Financial income, net	755	587	1,325	1,067

Income (loss) before taxes on income	794	(2,173)	1,828	(5,346)

Taxes on income (income tax benefit)	44	51	(94)	140

Net income (loss)	$750	$(2,224)	$1,922	$(5,486)

Net earnings (loss) per share:
Basic	$0.03	$(0.10)	$0.09	$(0.25)
Diluted	$0.03	$(0.10)	$0.09	$(0.25)

Weighted average number of shares used in per share computations of net income (loss) per share:
Basic	22,059	21,751	21,978	22,151
Diluted	22,875	21,751	22,561	22,151

Unaudited Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
	Unaudited	Unaudited	Unaudited	Unaudited
GAAP net income (loss)	$750	($2,224)	$1,922	($5,486)
Equity-based compensation expense included in cost of revenues	63	95	126	205
Equity-based compensation expense included in research and development, net	470	686	938	1,457
Equity-based compensation expense included in sales and marketing	133	217	268	468
Equity-based compensation expense included in general and administrative	379	460	756	814
Amortization of intangible assets	418	593	836	1,186
Restructuring expenses	—	693	—	693
Proxy contest related expenses	1,403	—	1,403	—
Amortization of deferred tax liability related to intangible assets	(96)	—	(193)	—
Non-GAAP net income (loss)	$3,520	$520	$6,056	$(663)

Weighted-average number of common stock used in computation of GAAP diluted net income (loss) per share (in thousands)	22,875	21,751	22,561	22,151

Weighted-average number of shares related to outstanding options, stock appreciation rights and restricted share units (in thousands)	426	143	399	—

Weighted-average number of common stock used in computation of non-GAAP diluted net income (loss) per share (in thousands)	23,301	21,894	22,960	22,151

GAAP diluted net income (loss) per share	$0.03	$(0.10)	$0.09	$(0.25)
Equity-based compensation expense	0.05	0.06	0.09	0.13
Amortization of intangible assets	0.02	0.03	0.03	0.06
Restructuring expenses	—	0.03	—	0.03
Proxy contest related expenses	0.06	—	0.06	—
Amortization of deferred tax liability related to intangible assets	(0.01)	—	(0.01)	—
Non-GAAP diluted net income (loss) per share	$0.15	$0.02	$0.26	$(0.03)

DSP GROUP, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands)

	June 30,	December 31,
	2013	2012
	(Unaudited)	(Audited)
Assets
Current assets:
Cash and cash equivalents	$15,539	$21,684
Restricted deposits	80	121
Marketable securities and short term deposits	19,661	20,201
Trade receivables, net	24,876	20,403
Inventories	15,312	12,916
Other accounts receivable and prepaid expenses	2,676	3,656
Deferred income taxes	107	101

Total current assets	78,251	79,082

Property and equipment, net	3,253	3,706

Long term marketable securities and deposits	84,614	78,333
Severance pay fund	10,341	10,197
Intangible assets, net	12,820	13,656
Long term prepaid expenses and lease deposits	183	208

	107,958	102,394

Total assets	$189,462	$185,182

Liabilities and Stockholders’ Equity
Current liabilities:
Trade payables	$14,315	$14,027
Other current liabilities	15,644	15,953

Total current liabilities	29,959	29,980

Accrued severance pay	10,552	10,436
Accrued pensions	969	970
Deferred income taxes	1,376	1,569

Total long term liabilities	12,897	12,975

Stockholders’ equity:
Common stock	22	22
Additional paid-in capital	348,423	346,335
Accumulated other comprehensive income (loss)	(713)	988
Less – Cost of treasury stock	(120,829)	(125,724)
Accumulated deficit	(80,297)	(79,394)

Total stockholders’ equity	146,606	142,227

Total liabilities and stockholders’ equity	$189,462	$185,182